UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2021

MEDAVAIL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53298	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6665 Millcreek Dr. Unit 1,
Mississauga ON Canada
L5N 5M4
(Address of principal executive offices)
+1 (905) 812-0023
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDVL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 24, 2021, MedAvail Holdings, Inc. (the "Company") and Neil Prezioso, the Company’s Chief Pharmacy Officer, mutually agreed that Mr. Prezioso would be transitioning from the Company and resigning from his position as Chief Pharmacy Officer.

The Company and Mr. Prezioso have agreed to discuss an appropriate transition period during which Mr. Prezioso will perform special projects for the Company to help facilitate an orderly transition.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAVAIL HOLDINGS, INC.

Date: September 30, 2021	By:	/s/ Ed Kilroy
Ed Kilroy Chief Executive Officer